CONSENT OF AUTHOR

Greg Ross, P. Geo
#220-289 Alexander Street
Vancouver, BC V6A 1C2

U.S. Securities and Exchange Commission

I, Greg Ross, P. Geo, certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the written disclosure in the Form 20F of Giga Metals Corporation.

I do hereby consent to the filing with the regulatory authorities.

I consent to being an expert in the 2018 Form 20F Annual Report.

Dated this 30th day of April, 2019.

“Greg Ross”

Greg Ross, P. Geo